UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010 (May 25, 2010)

IASIS HEALTHCARE LLC
 (Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 25, 2010, Greg Kranias was elected by IASIS Investment LLC (“IASIS Investment”), the sole stockholder of IASIS Healthcare Corporation (“IAS”), sole member of IASIS Healthcare LLC, to serve as a director of IAS.

Mr. Kranias serves as a Principal at TPG Capital (“TPG”). Prior to joining TPG in 2005, Mr. Kranias worked at the private equity firm Forstmann Little & Company. Before joining Forstmann Little & Company in 2001, Mr. Kranias was an investment banker with Goldman, Sachs & Co. Mr. Kranias is involved with TPG’s investment in Harrah’s Entertainment, Inc. He received his M.B.A. from the Stanford Graduate School of Business and his A.B. from Harvard College, where he graduated Phi Beta Kappa.

IASIS Investment believes that Mr. Kranias possesses a high ethical standard, acts with integrity, and exercises careful, mature judgment. In addition, Mr. Kranias’ experience in the industry, combined with his strong understanding of corporate finance and strategic business planning activities further qualifies him for service as member of the Board of Directors of IAS.

Mr. Kranias was nominated to the Board of Directors by TPG. TPG beneficially owns 74.4% of IASIS Investment. Pursuant to the limited liability company operating agreement of IASIS Investment, TPG has the right to nominate a certain number of directors to the Board of Directors of IAS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

Date: June 1, 2010

By:     /s/ John M. Doyle
John M. Doyle
Chief Financial Officer